August 24, 2000



U. S. Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 22, 2000, to be filed by our former client, ebank.com, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                          Very truly yours,

                                          /s/ BDO SEIDMAN, LLP

                                          BDO Seidman, LLP